UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2022

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 1, 2021, Biofrontera Inc. (the “Company”), issued a common stock purchase warrant (the “Existing Warrant”) to purchase up to 2,857,143 shares of common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $5.25 to a single institutional investor (the “Investor”) in a private placement, along with other securities.

On July 26, 2022, the Company entered into a warrant exercise inducement offer letter (the “Inducement Letter”) with the Investor pursuant to which the Investor agreed to exercise for cash its Existing Warrant in exchange for the Company’s agreement to (i) lower the exercise price of the Existing Warrant to $1.62 and (ii) issue a new warrant (the “Inducement Warrant”) to purchase up to 4,285,715 shares of Common Stock. The Company expects to receive aggregate gross proceeds of approximately $4.69 million, before deducting the financial advisory fees, from the exercise of the Existing Warrant by the Investor.

The Inducement Warrant is exercisable on or after January 27, 2023 at a price per share of $1.66 and expires on December 1, 2026. The Investor has contractually agreed to restrict its ability to exercise the Inducement Warrant such that the number of shares of the Company’s common stock held by the Purchaser and its affiliates after such exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s common stock. The Purchaser may increase or decrease these limitations upon notice to the Company, but in no event will any such limitation exceed 9.99%. The Company has agreed, as soon as practicable (but in no event later than 30 days after the date of the Inducement Letter), to file a registration statement on Form S-1 to register the resale of the shares of Common Stock underlying the Inducement Warrant and to have such registration statement declared effective within 90 days of its initial filing.

The foregoing description of the Inducement Letter and form of Inducement Warrant does not purport to be complete and is qualified in its entirety by reference to the form of Inducement Warrant and form of Inducement Letter, copies of which are filed herewith as Exhibits 4.1 and Exhibit 10.1, respectively, and incorporated herein by reference. For further discussion of the terms of the Existing Warrant, see the Company’s Current Report on Form 8-K, filed with the SEC on December 3, 2021, which portions describing the Warrants are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Inducement Warrant was issued in reliance upon an exemption from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 3.03 Material Modifications of Rights of Security Holders

The disclosure set forth under Item 1.01 is incorporated herein by reference into this Item 3.03 in its entirety.

Item 8.01 Other Events.

On July 27, 2022, Company issued a press release announcing the repricing of the Existing Warrant and the private placement of the Inducement Warrant, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

4.1	Form of Inducement Letter
10.1	Form of Inducement Warrant
99.1	Press Release, dated July 27, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2022 (Date)	Biofrontera Inc. (Registrant)

/s/ Erica L. Monaco
Erica L. Monaco
Chief Executive Officer